EXHIBIT 21

                         Subsidiaries of the Registrant.

        The Jacksonville Bank, a Florida state chartered commercial bank.
        Fountain  Financial,  Inc.,  a  subsidiary  insurance   agency   of  The
        Jacksonville  Bank.